As filed with the Securities and Exchange Commission on August 6, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gates Industrial Corporation plc

(Exact name of registrant as specified in its charter)

England and Wales	98-1395184
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1144 Fifteenth Street, Denver, CO 80202 Telephone: (303) 744-1911

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jamey S. Seely

Executive Vice President, General Counsel and Corporate Secretary

1144 Fifteenth Street

Denver, CO 80202

Telephone: (303) 744-1911

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edgar J. Lewandowski

Jonathan R. Ozner

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Telephone: (212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Primary Offering
Ordinary Shares, par value $0.01 per share
Preference Shares
Depositary Shares(3)
Debt Securities
Guarantees of Debt Securities(4)
Warrants(5)
Subscription Rights
Share Purchase Contracts
Units(6)
Total	$1,000,000,000	(7)	$1,000,000,000	$121,200(8)
Secondary Offering(9)	243,985,383	$9.94(10)	$2,425,214,707(10)	$293,937(10)

(1)

Information with respect to each class of securities to be registered (other than the allocated ordinary shares that may be sold by the selling stockholders) is omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(2)

This registration statement also covers an indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Gates Industrial Corporation plc. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are represented by depositary shares.

(3)

The depositary shares being registered will be evidenced by depositary receipts issued under a deposit agreement. If the registrant elects to offer fractional interests in ordinary shares, par value $0.01 per share (the “ordinary shares”), preference shares (the “preference shares”) or a new class of ordinary shares (referred to herein as “a new class of ordinary shares” or “new ordinary shares”) to the public, depositary receipts will be distributed to the investors purchasing the fractional interests, and the ordinary shares, preference shares or new ordinary shares will be issued to the depositary under the deposit agreement.

(4)

One or more subsidiaries of Gates Industrial Corporation plc may guarantee debt securities. No separate consideration will be paid in respect of the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees of debt securities.

(5)

The warrants covered by this registration statement may be warrants for debt securities, ordinary shares, preference shares, new ordinary shares or units consisting of two or more of the foregoing classes of securities.

(6)	Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more other securities registered hereunder, which may or may not be separable from one another.
(7)	Omitted pursuant to Rule 457(o) under the Securities Act.
(8)	Calculated pursuant to Rule 457(o) under the Securities Act.
(9)	Represents ordinary shares that may be sold by the selling shareholders named herein.
(10)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on August 5, 2019, as reported on the New York Stock Exchange. The proposed maximum offering price per share of common stock will be determined from time to time by the selling stockholders in connection with, and at the time of, the sale by the selling stockholder of the securities registered hereunder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling shareholders may sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and neither we nor the selling shareholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 6, 2019

PROSPECTUS

Gates Industrial Corporation plc

$1,000,000,000

Ordinary Shares, Preference Shares, Depositary Shares, Debt Securities,

Guarantees of Debt Securities, Warrants, Subscription Rights, Share Purchase

Contracts and Units

Selling Shareholders

243,985,383 Ordinary Shares

Gates Industrial Corporation plc may from time to time offer and sell, in one or more series or classes, separately or together, up to $1,000,000,000 of the following securities:

•	ordinary shares;

•	preference shares;

•	depositary shares;

•	debt securities;

•	guarantees of debt securities;

•	warrants;

•	subscription rights;

•	share purchase contracts; and

•	units.

We will offer our securities in amounts, at prices and on terms to be determined at the time we offer those securities. We will provide the specific terms of these securities in supplements to this prospectus when we offer these securities.

The shareholders named in this prospectus may offer and sell from time to time an aggregate of 243,985,383 of our ordinary shares.

The securities may be offered on a delayed or continuous basis directly by us and/or selling shareholders, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “GTES.” The last reported sale price of our ordinary shares on the NYSE on August 5, 2019 was $9.78 per ordinary share.

Investing in our securities involves risks. Before making a decision to invest in our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.

None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019.

ABOUT THIS PROSPECTUS

We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using this shelf registration process, we may sell any of our ordinary shares, preference shares, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, share purchase contracts and units and/or the selling shareholders may sell our ordinary shares, in each case from time to time in one or more offerings, as described in this prospectus. This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we or any selling shareholders sell securities, we will, if required, provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with the information incorporated herein by reference.

Unless the context otherwise indicates, references in this prospectus to the terms “company,” “we,” “us,” “our,” and “Gates” refer to Gates Industrial Corporation plc, a public limited company organized under the laws of England and Wales, and its consolidated subsidiaries; and “Blackstone” or “our Sponsor” refer to investment funds affiliated with The Blackstone Group Inc., our current majority owners.

GATES

We are a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. We offer a broad portfolio of products to diverse replacement channel customers, and to first-fit manufacturers as specified components, with the majority of our revenue coming from replacement channels. Our products are used in applications across numerous end markets, which include construction, agriculture, energy, automotive, transportation, general industrial, consumer products and many others. We sell our products globally under the Gates brand, which is recognized by distributors, equipment manufacturers, installers and end users as a premium brand for quality and technological innovation; this reputation has been built for over a century since Gates’ founding in 1911. Within the diverse end markets we serve, our highly engineered products are critical components in applications for which the cost of downtime is high relative to the cost of our products, resulting in the willingness of end users to pay a premium for superior performance and availability. These applications subject our products to normal wear and tear, resulting in a natural replacement cycle that drives high-margin, recurring revenue. Our product portfolio represents one of the broadest ranges of power transmission and fluid power products in the markets we serve, and we maintain long-standing relationships with a diversified group of blue-chip customers throughout the world. As a leading designer, manufacturer and marketer of highly engineered, mission-critical products, we have become an industry leader across most of the regions and end markets in which we operate.

For a description of our business, financial condition, results of operations and other important information regarding Gates, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Gates Industrial Corporation plc was organized under the laws of England and Wales on September 25, 2017. Our registered address is 35 Great St. Helen’s, London EC3A 6AP, United Kingdom. Our principal executive offices are located at 1144 Fifteenth Street, Denver, Colorado 80202 and our telephone number is (303) 744-1911.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and any applicable prospectus supplement or free writing prospectus, you should carefully read and consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K as well as any risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and any applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each of the risks described in these documents could materially and adversely affect our business, financial condition, liquidity, results of operations and prospects, and could result in a partial or complete loss of your investment.

FORWARD-LOOKING INFORMATION

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those expressed or implied by our forward-looking statements, including but not limited to the factors described in the section entitled “Item 1A. Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, as filed with the SEC, which include the following: conditions in the global and regional economy and the major end markets we serve; economic, political and other risks associated with international operations, including exchange rate fluctuations; availability of raw materials at favorable prices and in sufficient quantities; changes in our relationships with, or the financial condition, performance, purchasing power or inventory levels of, key channel partners; competition in all areas of our business; pricing pressures from our customers; continued operation of our manufacturing facilities; our ability to forecast demand or meet significant increases in demand; market acceptance of new product introductions and product innovations; our cost-reduction actions; litigation, legal or regulatory proceedings brought against us; enforcement of our intellectual property rights; recalls, product liability claims or product warranties claims; anti-corruption laws and other laws governing our international operations; existing or new laws and regulations that may prohibit, restrict or burden the sale of aftermarket products; our decentralized information technology systems and any interruptions to our computer and IT systems; environmental, health and safety laws and regulations; insurance coverage of future losses we may incur; lives of products used in our end markets as well as the development of replacement markets; our ability to successfully integrate acquired businesses or assets; our reliance on senior management or key personnel; our ability to maintain and enhance our brand; work stoppages and other labor matters; our investments in joint ventures; liabilities with respect to businesses that we have divested in the past; terrorist acts, conflicts and wars; losses to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events; additional cash contributions we may be required to make to our defined benefit pension plans; the loss or financial instability of any significant customer or customers; changes in legislative, regulatory and legal developments involving taxes and other matters; our substantial leverage; and the significant influence of our majority shareholder, Blackstone, over us, as such factors may be updated from time to time in the company’s periodic filings with the SEC. Investors are urged to consider carefully the disclosure in our filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report and in our other periodic filings. Gates undertakes no obligation to update or supplement any forward-looking statements as a result of new information, future events or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website domain names and addresses are our service marks or trademarks. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. The trademarks we own or have the right to use include, among others, Gates. We also own or have the rights to copyrights that protect the content of our literature, be it in print or electronic form.

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we intend to use the net proceeds we receive from the offering of securities under this prospectus for general corporate purposes, which may include funding our investment and acquisition activity, capital expenditures, repayment of indebtedness and working capital. The net proceeds may be invested temporarily in short-term securities until they are used for their stated purpose. Further details relating to the use of net proceeds we receive from the offering of securities under this prospectus will be set forth in any applicable prospectus supplement.

We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by the selling shareholders.

SELLING SHAREHOLDERS

In January 2018, we completed our initial public offering (“IPO”). In connection with our IPO, we entered into a registration rights agreement with affiliates of Blackstone providing them with an unlimited number of “demand” registrations and customary “piggyback” registration rights. This prospectus covers 243,985,383 shares of our ordinary shares that may be offered for resale by affiliates of Blackstone or their transferees. For more information about our relationships with the selling shareholders and their affiliates, see “Transactions With Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2019, which is incorporated herein by reference.

The following table sets forth information as of August 5, 2019, with respect to the selling shareholders named herein and the ordinary shares beneficially owned by such selling shareholders that may from time to time be offered or sold pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning such selling shareholders may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling shareholders named herein or in future supplements to this prospectus may offer all, some or none of their ordinary shares. We cannot advise you as to whether any selling shareholders will in fact sell any or all of such ordinary shares. In addition, the selling shareholders named herein may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below.

	Ordinary Shares Beneficially Owned		Ordinary Shares that May be Offered for Resale	Shares of Ordinary Shares Beneficially Owned After the Sale of the Maximum Number of Ordinary Shares
Name	Number of Shares	Percent of Ordinary Shares Outstanding		Number of Shares	Percent of Ordinary Shares Outstanding
Blackstone(1)	243,985,383	84.1%	243,985,383	—	—

(1)

Reflects 112,216,476 ordinary shares represented by depositary receipts directly held by Blackstone Capital Partners (Cayman) VI L.P., 371,540 ordinary shares directly held by Blackstone Family Investment Partnership (Cayman) VI-ESC L.P., 108,509,467 ordinary shares represented by depositary receipts directly held by Blackstone GTS Co-Invest L.P. and 22,887,900 ordinary shares represented by depositary receipts directly held by BTO Omaha Holdings L.P. (together, the “Blackstone Funds”).

The general partner of each of Blackstone Capital Partners (Cayman) VI L.P. and Blackstone GTS Co-Invest L.P. is Blackstone Management Associates (Cayman) VI L.P. The general partners of each of Blackstone Management Associates (Cayman) VI L.P. and Blackstone Family Investment Partnership (Cayman) VI-ESC L.P. are BCP VI GP L.L.C. and Blackstone LR Associates (Cayman) VI Ltd.

The general partner of BTO Omaha Holdings L.P. is BTO Omaha Manager L.L.C. The managing member of BTO Omaha Manager L.L.C. is Blackstone Tactical Opportunities Management Associates (Cayman) L.P. The general partners of Blackstone Tactical Opportunities Management Associates (Cayman) L.P. are BTO GP L.L.C. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd.

Blackstone Holdings III L.P. is the sole member of each of BCP VI GP L.L.C. and BTO GP L.L.C. and the controlling shareholder of each of Blackstone LR Associates (Cayman) VI Ltd. and Blackstone Tactical Opportunities LR Associates (Cayman) Ltd. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group Inc. (f/k/a The Blackstone Group L.P.). The controlling shareholder of The

Blackstone Group Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. The address of Mr. Schwarzman and each of the other entities listed in this footnote is c/o The Blackstone Group Inc., 345 Park Avenue, New York, New York 10154.

DESCRIPTION OF SHARE CAPITAL

The following describes the issued share capital of Gates, summarizes the material provisions of the articles of association of Gates (the “Articles”) and highlights certain differences in corporate law in England and Wales and the United States. In this “Description of Share Capital” discussion, we use the term “we,” “us” and “our” to refer to Gates and not to any of its subsidiaries.

Issued Share Capital

Ordinary Shares

The issued share capital of Gates as of the date of this prospectus is as follows:

	Number Issued	Nominal Amount
Ordinary shares of $0.01 par value per share	290,108,870	$2,901,088.70

Each issued ordinary share is fully paid up. The company has no preference shares, convertible securities, exchangeable securities or warrants in issue.

Prior to the completion of the IPO, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019. We may seek renewal for additional five-year terms more frequently.

On the date hereof, we will file a Preliminary Proxy Statement on Schedule 14A (the “Proxy”) with the SEC with respect to a general meeting to, among other things, seek shareholder approval of a resolution to adopt new articles of association (the “New Articles of Association”), which would renew the five-year term of such authority.

Preference Shares

Our Articles do not expressly contemplate the issuance of preference shares. However, on the date hereof, we will file the Proxy with the SEC to, among other things, seek shareholder approval of a resolution to adopt the New Articles of Association, which would permit the issuance of preference shares, subject to the limit on the authority of our board of directors to allot new shares of the company set forth therein. If the New Articles of Association are adopted or otherwise subject to sufficient authorization being in place for the allotment, preference shares could be issued in the future with such rights or restrictions either as are determined by resolution of the shareholders or as determined by our board of directors. If any preference shares issued by us carried a right to a fixed income, pre-emption rights would not apply to the issue of such shares. English law permits our shareholders, by special resolution or a provision in the Articles, to exclude pre-emption rights for a period of up to five years. Such provisions are included in the Articles as described above as well as in the New Articles of Association.

We will include the specific terms of each series of the preference shares being offered in a supplement to this prospectus.

Key Provisions of Our Articles and English Law Considerations

The following is a summary of certain key provisions of the Articles and English law considerations. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of the Articles which are included as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 29, 2018 incorporated by reference herein.

The company number for Gates is 10980824 and Gates is incorporated in England and Wales.

Directors’ General Authority and Shareholders’ Reserve Power

Subject to the Companies Act 2006 (the “Companies Act”) and the Articles, the directors are responsible for the management of our business, for which purpose they may exercise all the powers of Gates. The shareholders may, by special resolution, direct the directors to take, or refrain from taking, a specified action or actions. No such special resolution and no alteration of the Articles invalidates anything which the directors have done before the resolution is passed or the Articles are altered (as appropriate).

Directors’ Interests

A director shall be authorized for the purposes of section 175 of the Companies Act to act or continue to act as a director of Gates notwithstanding that at the time of the appointment or subsequently the director also:

(a)	holds office as a director of any subsidiary of Gates;

(b)	holds any other office, employment or engagement with any subsidiary of Gates;

(c)

participates in any scheme, transaction or arrangement for the benefit of the employees or former employees of Gates or any subsidiary of Gates (including any pension fund or retirement, death or disability scheme or other bonus or employee benefit scheme); or

(d)	is interested directly or indirectly in any shares or debentures (or any rights to acquire shares or debentures) in Gates or in any subsidiary of Gates.

The directors may authorize any matter proposed to them which would, if not so authorized, involve a breach of duty by a director under section 175 of the Companies Act. The directors may give any such authorization upon such terms as they think fit. The directors may vary or terminate any such authorization at any time. Any such authorization will be effective only if:

(a)

any requirement as to the quorum at the meeting at which the matter is considered is met without counting the director in question or any other director interested in the matter under consideration; and

(b)	the matter was agreed to without such directors voting or would have been agreed to if such directors’ votes had not been counted.

A director who is in any way, directly or indirectly, interested in a proposed transaction or arrangement with Gates must declare the nature and extent of his or her interest to the other directors before Gates enters into the transaction or arrangement. A director who is in any way, directly or indirectly, interested in a transaction or arrangement that has been entered into by Gates must declare the nature and extent of his or her interest to the other directors as soon as is reasonably practicable, unless the interest has already been declared. If a declaration proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

A director need not declare an interest:

(a)	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

(b)	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware);

(c)	if, or to the extent that, it concerns terms of his or her service contract that have been or are to be considered by a board meeting or by a committee of the board appointed for the purpose; or

(d)

if the director is not aware of his interest or is not aware of the transaction or arrangement in question (and for this purpose a director is treated as being aware of matters of which he ought reasonably to be aware).

Subject to the provisions of the Companies Act, and provided that either (i) he or she has declared the nature and extent of any direct or indirect interest of his or hers, or (ii) no declaration of interest is required, or (iii) the direct or indirect interest relates to Gates or a subsidiary of Gates, a director notwithstanding his office:

(a)	may be a party to, or otherwise be interested in, any transaction or arrangement with Gates or in which Gates is directly or indirectly interested;

(b)

may act by himself or herself or through his or her firm in a professional capacity for Gates (otherwise than as auditor), and in any such case on such terms as to remuneration and otherwise as the directors may decide; and

(c)

may be a director or other officer of, or employed or engaged by, or a party to any transaction or arrangement with, or otherwise be interested in, any body corporate in which Gates is directly or indirectly interested.

Voting by Directors

Subject to the Companies Act and without prejudice to the obligation of a director to disclose his or her interest, a director may vote at any board meeting or meeting of a committee of directors on any resolution concerning a matter in relation to which he has, directly or indirectly, an interest or duty, subject always to the terms on which any authorization is given. Subject to the foregoing, the relevant director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if such director votes his or her vote shall be counted.

Subject to the paragraph below, if a question arises at a board meeting or meeting of a committee of directors as to the right of any director to participate in the meeting (or part of the meeting) for voting or quorum purposes, the question may, before the conclusion of the meeting, be referred to the chairman whose ruling in relation to any director other than the chairman is to be final and conclusive.

If any question as to the right to participate in the meeting (or part of the meeting) should arise in respect of the chairman, the question is to be decided by a decision of the directors at that meeting, for which purpose the chairman is not to be counted as participating in the meeting (or part of the meeting) for voting or quorum purposes.

Subject to the Articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

Appointment and Removal of Directors

Any person who is willing to act as a director of Gates, and is permitted by law to do so, may be appointed to be a director by ordinary resolution in a general meeting. The holder or holders of more than 50% of the ordinary shares of Gates for the time being in issue may in accordance with the Articles remove a director from office.

Unless and until otherwise decided by Gates by ordinary resolution in a general meeting, the number of directors must not be less than two and is not subject to a maximum number.

Blackstone shall have the right, but not the obligation, to designate a number of individuals as directors such that, following the election of any directors and taking into account any director continuing to serve as such without the need for re-election, the number of directors designated by Blackstone shall be equal to: (i) if our pre-IPO owners and their affiliates collectively beneficially own 50% or more of the ordinary shares, the lowest whole number that is greater than 50% of the total number of directors; (ii) if our pre-IPO owners and their affiliates collectively beneficially own at least 40% (but less than 50%) of the ordinary shares, the lowest whole number that is greater than 40% of the total number of directors comprising our board of directors; (iii) if our pre-IPO owners and their affiliates collectively beneficially own at least 30% (but less than 40%) of the ordinary shares, the lowest whole number that is greater than 30% of the total number of directors; (iv) if our pre-IPO owners and their affiliates collectively beneficially own at least 20% (but less than 30%) of the ordinary shares, the lowest whole number that is greater than 20% of the total number of directors; and (v) if our pre-IPO owners and their affiliates collectively beneficially own at least 5% (but less than 20%) of the ordinary shares, the lowest whole number (such number always being greater than or equal to one) that is greater than 10% of the total number of directors.

Retirement of Directors

Under the Companies Act, there is no maximum age for directors.

Dividend Rights

Subject to the Companies Act, Gates may by ordinary resolution of the shareholders in a general meeting declare dividends, and the board of directors may decide to pay interim dividends. A dividend must not be declared unless the board of directors has made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the board of directors. No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights and interests. Unless the shareholders’ ordinary resolution to declare or the board of directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares on the date of the resolution or decision to declare or pay it. If our share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. Subject to the Companies Act, the board of directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment. If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights. The board of directors may deduct from any dividend payable on or in respect of a share all sums of money presently payable by the shareholder to Gates on any account whatsoever. Subject to the terms of issue of the share in question, we may, by ordinary resolution in a general meeting on the recommendation of the board of directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

If 12 years have passed from the date on which a dividend or other sum became due for payment and the distribution recipient has not claimed it, the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by Gates unless the board of directors decides otherwise.

Winding Up

If Gates is wound up, the liquidator may, with the sanction of a special resolution in a general meeting of Gates and any other sanction required by the Companies Act, divide among the shareholders in specie the whole or any part of the assets of Gates and may, for that purpose, value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of shareholders as he or she with the like sanction determines, but no shareholder shall be compelled to accept any assets upon which there is a liability.

Redemption

Subject to the Companies Act, Gates may issue shares which are to be redeemed, or are liable to be redeemed at the option of Gates or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares. The issued ordinary shares of Gates are neither convertible nor redeemable.

Repurchase of Shares

Subject to the Companies Act, Gates may purchase any of its own shares (including redemption of shares, if any are in issue) with the authority of an ordinary resolution passed in a general meeting. The authority may be general or limited to a specific class of shares authorized to be acquired, the maximum and minimum prices that may be paid for the shares and the date of expiry of the authority (which must not be longer than five years after the resolution is passed). The authorization may be varied or revoked by ordinary resolution.

Sinking Fund Provisions

There are no sinking fund provisions relating to any shares in the capital of Gates.

Variation of Rights

Subject to the Companies Act, the rights attached to a class of shares may be varied or abrogated (whether or not Gates is being wound up) either with the consent in writing of the holders of at least three-quarters of the nominal amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of the issued shares of that class validly held in accordance with the Articles.

The rights attached to a class of shares are not, unless otherwise expressly provided for in the rights attaching to those shares, deemed to be varied by the creation, allotment or issue of further shares ranking in priority to, pari passu with or subsequent to them or by the purchase or redemption by Gates of its own shares in accordance with the Companies Act.

Allotment of Shares and Pre-Emption

Under section 551 of the Companies Act, the board of directors of Gates may not allot shares, or grant rights to subscribe for or to convert any security into shares, unless they are authorized to do so under the Articles or by an ordinary resolution of the shareholders. The authorization must state the maximum amount of shares that may be allotted under it, and specify the date on which it will expire, which must be not more than five years from the date on which the resolution is passed by virtue of which the authorization is given. Prior to the completion of the IPO, the articles of association of Gates were amended by a resolution of our shareholders to include an authorization for our board of directors (generally and unconditionally) to allot shares in Gates and to grant rights to subscribe for or convert any security into shares in Gates up to an aggregate nominal amount of $30.0 million, which would equal 3.0 billion ordinary shares based on the $0.01 par value per share, and to exclude pre-emption rights in respect of such allotments. Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019. We may seek renewal for additional five-year terms more frequently.

Under section 561 of the Companies Act, the board of directors of Gates must not allot shares to a person unless: (a) it has made an offer to each person who holds ordinary shares (on the same or more favorable terms) to allot a proportion of the shares being offered that is as nearly as practicable equal to the proportion in nominal value of the ordinary share capital held by that person; and (b) the period during which any such offer may be accepted has expired or Gates has received notice of the acceptance or refusal of every offer so made. The offer shall be made by notice stating the period (of not less than 14 days) during which it may be accepted and the offer shall not be withdrawn before the end of that period. Under sections 570 and 571 of the Companies Act, the board of directors of Gates may be given power by a special resolution of the shareholders to allot shares as if section 561 of the Companies Act did not apply to the allotment (or applied to the allotment with such modifications as the directors may determine).

Prior to the completion of the IPO, the articles of association of Gates were amended by a resolution of our shareholders to include a power of the board of directors to exclude pre-emption rights in respect of the allotment of shares described in the first paragraph of this section (‘Allotment of Shares and Pre-Emption’). Such authority was granted for five years. This five-year term was renewed when Gates adopted new articles of association at its last annual general meeting held on May 23, 2019. We may seek renewal for additional five-year terms more frequently.

Transfers of Shares

The board of directors may decline to register any transfer of shares in certificated form unless:

(a)	the instrument of transfer is in respect of only one class of share;

(b)

the instrument of transfer is lodged at the place where our register of shareholders is situated from time to time accompanied by the relevant share certificate(s) or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer or, if the instrument of transfer is executed by some other person on the transferor’s behalf, the authority of that person to do so;

(c)	it is fully paid;

(d)	it is for a share upon which Gates has no lien; and

(e)	it is duly stamped or duly certificated or otherwise shown to the satisfaction of the board of directors to be exempt from stamp duty (if so required).

The board of directors may also refuse to register an allotment or transfer of shares (whether fully paid or not) in favor of more than four persons jointly.

The board of directors may refuse to register a transfer of a share in uncertificated form to a person who is to hold it thereafter in certificated form in any case where Gates is entitled to refuse (or is excepted from the requirement) under the Uncertificated Securities Regulations or other applicable regulations to register the transfer.

Any holder of depositary receipts representing underlying ordinary shares or holder of book-entry interests in our ordinary shares will not be the holder of record of such shares. Instead, the depository (e.g., Cede & Co., as nominee for the Depositary Trust Company (“DTC”), in the case of ordinary shares issued in the IPO or issued or sold in this offering; or the Depositary Nominee (as defined below), as nominee for Computershare Trust Company, N.A., in the case of the ordinary shares underlying the depositary receipts issued to our pre-IPO owners in connection with the pre-IPO reorganization transactions) or other nominee will be the holder of record of such shares. Accordingly, a transfer from a person holding depositary receipts representing underlying ordinary shares or book-entry interests in our ordinary shares to a person who will become the holder of those depositary receipts representing such shares or book-entry interests in such shares through the same depository or other nominee will not be registered in our register of shareholders, as the depository or other nominee will remain the holder of record of such shares.

Share Certificates

Gates shall issue a share certificate to every person whose name is entered in the register of shareholders of Gates in respect of shares in certificated form, except where the Companies Act allows Gates not to issue a certificate.

No right to inspect accounts and other records

No person is entitled to inspect any of our accounting or other records or documents merely by virtue of being a shareholder, except as provided by law or authorized by the board of directors or by an ordinary resolution at a general meeting.

Limitations on the rights to own securities

Under the laws of England and Wales, persons who are neither residents nor nationals of the U.K. may freely own, hold or exercise voting rights of securities of Gates in the same manner and under the same terms as U.K. residents or nationals.

General Meetings

Under the Companies Act, every public company must hold a general meeting as its annual general meeting in each period of six months beginning with the day following the end of its fiscal year. The directors may convene a general meeting whenever they think fit. Following a request by shareholders pursuant to the Companies Act, the board of directors are required to call a general meeting (a) within 21 days from the date on which the directors become subject to the requirement, and (b) to be held on a date not more than 28 days after the date of the notice convening the meeting. At a meeting convened on a requisition by shareholders, no business may be transacted except that stated by the requisition or proposed to the board of directors. An annual general meeting (other than adjourned annual general meetings) shall be called by at least 21 clear days’ written notice. All other general meetings (other than adjourned general meetings) shall be called by at least 14 clear days’ written notice. An annual general meeting may be called by shorter notice if it is so agreed unanimously by all shareholders having a right to attend and vote. A general meeting (other than an annual general meeting) may be called by shorter notice if it is so agreed by a majority in number of the shareholders having a right to attend and vote, being a majority together holding not less than 95% in nominal value of the shares giving that right.

The notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted. If the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution shall also be specified. The notice of the meeting shall also specify, with reasonable prominence, the shareholders’ rights to appoint one or more proxies under section 324 of the Companies Act. Subject to the Articles and to any restrictions imposed on any shares, the notice shall be given to all shareholders, to all persons entitled to a share in consequence of the death or bankruptcy of a shareholder (if Gates has been notified of their entitlement) and to the directors and auditors of Gates. Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has duly been given to the person from whom he derives his title. The accidental omission to give notice of a general meeting or to send, supply or make available any document or information relating to a meeting to, or the non receipt of any such notice, document or information by, a person entitled to receive any such notice, document or information shall not invalidate the proceedings at that meeting.

A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting. A person is able to exercise the right to vote at a general meeting when:

(a)	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting; and

(b)	that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

The board of directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it. In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other. Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

Voting Rights

A resolution put to the vote of a general meeting must be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded in accordance with the Articles. For so long as any shares are held in a settlement system operated by DTC, any resolution put to the vote at a general meeting must be decided on a poll. Subject to any rights or restrictions attached to any shares, whether or not such rights or restrictions are set out in the Articles, on a vote on a resolution at a general meeting every shareholder present in person or by proxy has on a show of hands one vote and every shareholder present in person or by proxy has on a poll one vote in respect of each share held. In the case of joint holders of a share, only the vote of the first-named holder who votes (and any proxy or corporate representative duly authorized by the relevant shareholder) may be counted. In the case of equality of votes on a show of hands or a poll, the chairman of the meeting shall not be entitled to a casting vote.

No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum. A quorum shall be present if shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the relevant meeting are present in person or by proxy.

U.K. City Code on Takeovers and Mergers

The Takeover Panel has confirmed to our representatives that, on the basis of our board of directors, it does not consider the Takeover Code to apply to Gates, although that position is subject to change if our place of central management and control is subsequently found to move to the U.K. If, at the time of a takeover, after the Takeover Panel determines that we have our place of central management and control in the U.K., we could be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

(a)	acquires an interest in our shares that, when taken together with shares in which persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b)

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in Gates, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer, and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months. As noted above, at this time, we do not expect the Takeover Code to apply on the basis that our management and control is outside the U.K. However, the analysis of whether the Takeover Code applies is fact-specific and therefore subject to change.

Disclosure of Shareholder Ownership

There is no provision in the Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Under section 793 of the Companies Act, Gates may give notice to any person whom Gates knows or has reasonable cause to believe (a) to be interested in the shares of Gates or (b) to have been so interested at any time during the three years immediately preceding the date on which the notice is issued. The notice may require the person (a) to state whether or not it is the case and (b) if it holds, or has during that time held, any such interest, to give such further information as may be required by Gates in accordance with section 793 of the Companies Act. The notice may require the person to give particulars of its present or past interest in our shares and the information required by the notice must be given within such reasonable time as may be specified in the notice. Where a notice is served by the Gates on a person under section 793 of the Companies Act and that person fails to give Gates the information required by the notice within the time specified in it, Gates may apply to the court for an order directing that the shares in question be subject to restrictions.

Differences in Corporate Law

The applicable provisions of the Companies Act differ from laws applicable to U.S. corporations organized in Delaware and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act applicable to Gates and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to English law and Delaware law.

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Number of Directors

Under the Companies Act, a public limited company must have at least two directors and at least one of the directors must be a natural person. Subject to the Companies Act, the number of directors may be fixed by or in the manner provided in a company’s articles of association.

Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.
Removal of Directors	Under the Companies Act, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by the holders of a majority of the shares then entitled to vote, though in the case of a corporation whose board is classified, stockholders may typically effect such removal only for cause.

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Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by ordinary resolution of the shareholders, resolutions appointing each director must be voted on individually unless a resolution that more than one director can be appointed has first been agreed to by the meeting without any vote being given against it.

Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled as the bylaws provided. In the absence of such provision, the vacancy shall be filled by a majority of the board of directors.
Annual General Meeting	Under the Companies Act, a public limited company must hold an annual general meeting in each six-month period following the end of the company’s fiscal year.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated by or in the manner provided in the certificate of incorporation or bylaws, or if not so designated, as determined by a majority of the board of directors

General Meeting/Special Meeting

Under the Companies Act, a general meeting of the shareholders of a public limited company may be called by:

(i) the directors; or

(ii) shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings (excluding treasury shares).

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notice of General Meetings	Under the Companies Act, 21 clear days’ notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting to the stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and

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matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the shareholders having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

purpose or purposes of the meeting.
Proxy	Under the Companies Act, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Pre-emption Rights	Under the Companies Act, “equity securities” (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution (“ordinary shares”) or (ii) rights to subscribe for, or to convert securities into, ordinary shares) must not be allotted unless: (i) offered first, on the same or more favorable terms, to the existing ordinary shareholders in the company in proportion as nearly as practicable to the respective nominal value of their holdings of ordinary shares and (ii) the period during which any	Under Delaware law, no stockholder shall have any pre-emption right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation.

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such offer may be accepted has expired or the company has received notice of the acceptance or refusal of every offer so made. Such pre-emption provisions do not apply if: (i) the allotment is of bonus shares or (ii) the allotment is to be wholly or partly paid up otherwise than in cash or (iii) the allotment is pursuant to an employees’ share scheme. Where the directors of a company are generally authorized to allot or grant equity securities in the company, they may be given power by the articles of association or by a special resolution of the company to allot equity securities as if the shareholders’ rights of pre-emption did not apply to the allotment (or with such modifications as the directors may determine).

Liability of Directors and Officers

Under the Companies Act, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act, which provides exceptions for the company to (a) purchase

Under Delaware law, the certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) intentional or negligent payment of unlawful dividends or unlawful stock purchases or redemptions; or (iv) for any transaction from which the director derived an improper personal benefit.

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and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).

Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attached to treasury shares); or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the

Under Delaware law, unless otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

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shareholders present (in person or by proxy) and entitled to vote and voting at a meeting. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of the shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

A company’s articles may contain provisions to the effect that on a vote on a resolution on a poll taken at a meeting, the votes may include votes cast in advance. Any such provision in relation to voting at a general meeting may be made subject only to such requirements and restrictions as are (a) necessary to ensure the identification of the person voting, and (b) proportionate to the achievement of that objective. Any provision of a company’s articles is void in so far as it would have the effect of requiring any document casting a vote in advance to be received by the company or another person earlier than (a) in the case of a poll taken more than 48 hours after it was demanded, 24 hours before the time appointed for the taking of the poll; or (b) in the case of any other poll, 48 hours before the time for holding the meeting or adjourned meeting.

Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) and entitled to vote at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or

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by proxy) who (being entitled to vote) vote on the resolution.
Shareholder Vote on Certain Transactions

The Companies Act provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganisations or takeovers.

The court may order a meeting of the creditors, or class of creditors, or shareholders, or class of shareholders, on an application by (i) the company, (ii) any creditor or shareholder of the company or (iii) the liquidator or administrator of the company.

The court may sanction the compromise or arrangement if 75% in value of the creditors or class of creditors or shareholders or class of shareholders (as the case may be), present and voting either in person or by proxy at the meeting summoned, agree a compromise or arrangement.

The court’s order has no effect until the delivery of the court order to the registrar.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires: (i) the approval of the board of directors; and (ii) approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.
Standard of Conduct for Directors

Under English law, a director owes various statutory and fiduciary duties to the company, including:

(i) a duty to act in accordance with the company’s constitution and only exercise his or her powers for which they are conferred;

(ii) a duty to promote the success of the company for the benefit of its shareholders as a whole;

(iii) a duty to exercise independent judgment;

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have two basic fiduciary duties, the duty of care and the duty of loyalty, owned to the corporation itself and the stockholders; that is, directors must (i) act in good faith, with the care of a prudent person, and in the best interest of the corporation; and (ii) refrain from

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(iv) a duty to exercise reasonable care, skill and diligence;

(v) a duty to avoid conflicts of interest;

(vi) a duty not to accept benefits from third parties conferred by reason of his being a director or doing (or not doing) anything as a director; and

(vii) a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement.

self-dealing, usurping corporate opportunities and receiving improper personal benefits. Decisions made on an informed basis, in good faith and in the honest belief that the action was taken in the best interest of the corporation will generally be protected by the “business judgment rule.”
Shareholder Suits	Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management. Notwithstanding this general position, the Companies Act provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder of a company may apply to the court by petition for an order on the ground (a) that the company’s affairs are being or have been conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or of some part of its shareholders (including at least himself or herself), or (b) that an actual or proposed act or omission of the company (including an act or omission on its behalf) is or would be so prejudicial.	Under Delaware law, a stockholder is eligible to bring a derivative action, that is a lawsuit brought by a stockholder, on behalf of the corporation, to enforce a claim belonging to the corporation, if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation. Delaware law also requires the stockholder to first demand that the board of directors of the corporation asserts the claims or the stockholder must state in the derivative action particular reasons why making such a demand would be futile.

Exchange Controls

There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or which may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by U.K. law or the Articles on the right of non-residents to hold or vote shares.

Exclusive Forum

Our Articles provide that, unless, by ordinary resolution, we consent in writing to the selection of an alternative forum, the courts of England and Wales shall have exclusive jurisdiction to determine any dispute brought by a member in that member’s capacity as such, or related to or connected with any derivative claim in respect of a cause of action vested in Gates or seeking relief on behalf of Gates, against Gates and/or the board of directors and/or any of the directors, officers or other employees or shareholders individually, arising out of or in connection with the Articles or (to the maximum extent permitted by applicable law) otherwise. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our Articles, including the exclusive forum provisions in our Articles. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

Listing

Our ordinary shares are listed on the NYSE under the symbol “GTES.”

Depositary Receipts

In connection with the pre-IPO reorganization transactions, our Sponsor and the other equity owners of Omaha Topco Ltd., an exempted company incorporated in the Cayman Islands with limited liability (“Omaha Topco”) received depositary receipts, each representing one ordinary share in Gates in consideration for their equity in Omaha Topco, at a ratio of 0.76293 of our ordinary shares for each outstanding share of Omaha Topco. The depositary receipts were issued by Computershare Trust Company, N.A., as depositary (the “Depositary”), and a nominee for the Depositary (the “Depositary Nominee”) is the registered holder of the ordinary shares of Gates issued in exchange for the outstanding shares of Omaha Topco.

The depositary receipts arrangement was established because, as a result of restrictions on transfer on certain of the ordinary shares concerned, those ordinary shares could not be issued directly into DTC at the time of the IPO. The use of the Depositary allows for the shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or SDRT, provided certain conditions are met. The depositary receipts are not registered or listed on the NYSE or any other stock exchange, are not eligible for DTC, and no trading market for them has developed. Instead, subject to compliance with applicable securities laws and contractual restrictions on transfer, the pre-IPO owners may request of the Depositary that all or a portion of their depositary receipts be cancelled in order to effectuate a transfer of the ordinary shares underlying such depositary receipts to Cede & Co., as nominee/custodian for DTC, which holds the transferred ordinary shares on its customary terms, in order to settle trades of such ordinary shares (in the public market or otherwise), or to otherwise hold or transfer such shares through and within the systems of DTC. In connection with this offering, the selling shareholders will request that the depositary receipts representing the ordinary shares offered hereby be cancelled in order to effectuate the sale of such ordinary shares pursuant to this offering.

Subject to compliance with applicable securities laws and contractual restrictions on transfer, the holders of the depositary receipts are generally entitled to the same rights as a direct holder of our ordinary shares or an investor holding book-entry interests in our ordinary shares through DTC.

A holder of depositary receipts is entitled to withdraw the ordinary shares underlying its depositary receipts from the Depositary upon the surrender of such depositary receipts to the Depositary and the delivery of applicable transfer documentation.

DESCRIPTION OF DEPOSITARY SHARES

We may issue ordinary shares, preference shares and new ordinary shares either separately or represented by depositary shares. We may also, at our option, elect to issue fractional shares of ordinary shares, preference shares or new ordinary shares. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of shares, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50.0 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation right. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. A copy of the form of deposit agreement, including the form of depositary receipt, will be included as an exhibit to the registration statement of which this prospectus is a part.

The particular terms of any depositary shares offered by any prospectus supplement will be described in the prospectus supplement relating to such securities.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to such series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. We may use different trustees for different series of debt securities issued under the indenture. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and any applicable prospectus supplement.

We have filed the form of indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.” We also urge you to read the indenture, including any related supplemental indenture, applicable to a particular series of debt securities because they, and not this description, define your rights as the holders of debt securities.

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Gates Industrial Corporation plc (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior obligations and will rank equally in right of payment with all of our senior indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt, subordinated debt or any combination thereof and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	if appropriate, a discussion of U.S. federal income tax consequences;

•	if other than the initial trustee is to act as trustee for the debt securities of such series, the name and corporate trust office of such trustee; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before sending of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

Subject to any applicable abandoned property law, all amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Guarantees

Each prospectus supplement will describe, as to the debt securities to which it relates, any guarantees by us or our direct and indirect subsidiaries which may guarantee the debt securities, including the terms of subordination, if any, of such guarantees. Any such guarantees will be made only by certain of our subsidiaries, will be made on a joint and several basis and will be full and unconditional.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our share capital or purchasing or redeeming our share capital.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, the indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, limited liability company, partnership (including a limited partnership), trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture or other document or instrument, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no event of default under the indenture has occurred and is continuing; and

•

if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, limited liability company, partnership (including limited partnership), joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)

default in the payment of any installment of interest on any debt securities of that series, which continues for 30 consecutive days after becoming due (subject to the deferral of any interest payment in case of an extension period);

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, which continues for 30 days after becoming due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we, pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2)

the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5)	no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•

to add one or more guarantees for the benefit of holders of the debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the indenture in accordance with the terms of the indenture;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•

to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series;

•	to cure any ambiguity, omission, mistake, defect or inconsistency; or

•	to change any other provision; provided that the change does not materially adversely affect the interests of the holders of debt securities of any applicable series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise specified in a prospectus supplement for any series of debt securities, we may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect legal defeasance or covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF GUARANTEES

We may issue guarantees of debt securities and other securities.

The applicable prospectus supplement will describe the terms of any guarantees. The guarantees will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement. The particular terms of any guarantees offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of guarantees being offered will include specific terms relating to the offering. They will include, where applicable:

•	the securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional term of the guarantees.

DESCRIPTION OF WARRANTS

The Articles do not expressly contemplate the issuance of warrants. However, we may issue warrants to purchase ordinary shares, preference shares, new ordinary shares and debt securities. Each warrant will entitle the holder to purchase for cash a number of ordinary shares, preference shares or new ordinary shares or the principal amount of debt securities at the exercise price as, in each case, will be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price or prices of the warrants may be payable;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	any other specific terms of the warrants; and

•	if appropriate, a discussion of material United States federal income and/or U.K. tax considerations.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.

We may issue subscription rights to purchase our equity or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for our equity or debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each shareholder;

•	the amount of our equity or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts representing contracts obligating holders, subject to the terms of such share purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our ordinary shares, preference shares or new ordinary shares at a future date or dates. Alternatively, the share purchase contracts may, subject to the terms of such share purchase contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of ordinary shares, preference shares, or new ordinary shares. The price per share of our ordinary shares, preference shares or new ordinary shares and number of shares of our ordinary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as part of units, often known as share purchase units, consisting of a share purchase contract and other securities or obligations issued by us or third parties, including U.S. Treasury securities, which may secure the holders’ obligations to purchase the debt securities, ordinary shares, preference shares or depositary shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or units or vice versa, and these payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract. The share purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units of securities consisting of one or more shares of ordinary shares, shares of preference shares, depositary shares, debt securities, guarantees of debt securities, warrants, subscription rights, share purchase contracts or any combination thereof. The applicable prospectus supplement will describe the terms of any units and the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be traded separately. The units will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

BOOK-ENTRY; DELIVERY AND FORM; GLOBAL SECURITIES

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of securities represented by interests in a global security will not be entitled to receive their securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the security represented by the global security for all purposes under security and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated securities and will not be considered to be the owners or holders of any securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the securities, DTC will exchange each global security for certificated securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Global securities will be exchanged for securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)

DTC notifies us that it is unwilling or unable to continue as depository for such global securities or if DTC ceases to be registered under the Exchange Act and we do not appoint a successor depository within 90 days;

(2)	we determine in our discretion that such global securities will be exchangeable for certificated securities in registered form; or

(3)	if applicable to the particular type of security, there shall have occurred and be continuing an event of default.

These certificated securities will be registered in the name or names as DTC instructs. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC.

Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

General

We and/or the selling shareholders, and their pledgees, donees, transferees or other successors in interest, may sell the securities being offered by this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	through agents;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	directly to purchasers; or

•	through a combination of any of these methods of sale or by any other legally available means.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or the selling shareholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into derivative, hedging, forward sale, option or other types of transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of, or maintain short positions in, the ordinary shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use ordinary shares received from us to close out or hedge its short positions;

•	sell securities short and redeliver such shares to close out or hedge our short positions;

•

enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the ordinary shares under this prospectus; or

•

loan or pledge the ordinary shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative, hedging, forward sale, option or other types of transactions with third parties, or sell securities not covered by this prospectus to third parties, through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through an underwritten public offering, through privately negotiated transactions or through a combination of any such methods of sale. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out or hedge any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

If indicated in an applicable prospectus supplement, we may sell shares of our ordinary shares under a direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	the terms of any subscription rights;

•	any initial public offering price;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us and/or the selling shareholders or the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale, including in “at the market offerings”;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Selling Shareholders

The selling shareholders, and their pledgees, donees, transferees or other successors in interest, may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered by a selling shareholder pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling shareholders may not require the provision of a prospectus supplement.

In addition to the foregoing, each of the selling shareholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of our securities that the selling shareholder owns in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling shareholder meets the criteria and conforms to the requirements of Rule 144.

We will not receive any of the proceeds from the sale of securities by selling shareholders.

Underwriting Compensation

Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling shareholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling shareholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling shareholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We and/or the selling shareholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling shareholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us and/or the selling shareholders. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling shareholders, and its compensation.

In connection with offerings made through underwriters or agents, we and/or the selling shareholders may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We and/or the selling shareholders may sell the offered securities to dealers as principals. We and/or the selling shareholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We and/or the selling shareholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Subscription Offerings

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholders subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholders subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder purchase rights will set forth the relevant terms of the shareholder subscription rights, including:

•	whether ordinary shares, preference shares, new ordinary shares, depositary shares or warrants for those securities will be offered under the shareholder subscription rights;

•	the number of those securities or warrants that will be offered under the shareholder subscription rights;

•	the period during which and the price at which the shareholder subscription rights will be exercisable;

•	the number of shareholder subscription rights then outstanding;

•	any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights; and

•	any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships

We and/or the selling shareholders may agree to indemnify underwriters, dealers, agents and remarketing firms against certain civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us, and our affiliates, in the ordinary course of business, including commercial banking transactions and services.

Market Making, Stabilization and Other Transactions

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on the NYSE. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling shareholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the ordinary shares, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.

To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the debt securities by bidding for or purchasing debt securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters of United States federal securities, New York State and English law will be passed upon for us by Simpson Thacher & Bartlett LLP. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with Blackstone. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of England and Wales. We have been advised that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus, and any document incorporated by reference into this prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Our filings with the SEC, including the filings that are incorporated by reference to this prospectus, are available to the public on the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at http://investors.gates.com. The information contained on or made accessible through our corporate website or any other website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

We are subject to the informational requirements of the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect copies of this material without charge at the SEC’s website. The address of this site is http://www.sec.gov. We also make available to our ordinary shareholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents listed below (File No. 001-38366):

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2018;

•	our Quarterly Report on Form 10-Q for the quarter ended March 30, 2019;

•

our Definitive Proxy Statement on Schedule 14A, filed on April 10, 2019 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 29, 2018);

•	our Current Reports on Form 8-K filed with the SEC on February 28, 2019, March 1, 2019, May 24, 2019 and July 24, 2019;

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed on January 25, 2018, including all amendments and reports filed for the purpose of updating such description; and

•

all other documents filed by us under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).

Any statement made in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

Gates Industrial Corporation plc

1144 Fifteenth Street

Denver, Colorado 80202

(303) 744-4887

investorrelations@gates.com

Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at http://investors.gates.com. Our website and the information contained in it or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below are the fees and expenses, other than underwriting discounts and commissions, to be incurred by us in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated, other than the filing fee payable to the SEC.

SEC Registration Fee		$415,137
Legal Fees and Expenses			*
Printing and Engraving Expenses			*
Trustees’, Registrars and Transfer Agents’, and Depositories’ Fees and Expenses			*
Accounting Fees and Expenses			*
Miscellaneous			*

Total	$		*

*

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

We are party to deeds of indemnity with our directors and executive officers to indemnify them to the maximum extent allowed under applicable law. These agreements indemnify these individuals against certain costs, charges, losses, liabilities, damages and expenses incurred by such director or officer in the execution or discharge of his or her duties or the exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office. These agreements do not indemnify our directors against any liability attaching to such individuals in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, which would be rendered void under the Companies Act.

Gates also maintains directors and officers insurance to insure such persons against certain liabilities.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Articles, agreement, vote of shareholders or disinterested directors or otherwise.

Item 16.	Exhibits.

The Exhibit Index appearing before the signature pages below is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Exhibit Index

Exhibit Number		Exhibit Description

1.1	*	Form of Underwriting Agreement.

4.1	**	Form of Indenture between Gates Industrial Corporation plc and the trustee.

4.2	*	Form of Deposit Agreement and Deposit Receipt.

4.3	*	Form of Note issued under the Indenture.

4.4	*	Form of Warrant Agreement and Warrant Certificate.

4.5	*	Form of Subscription Rights Agreement and Subscription Rights Certificate.

4.6	*	Form of Share Purchase Contract Agreement.

4.7	*	Form of Unit Certificate.

5.1	**	Opinion of Simpson Thacher & Bartlett LLP as to the legality of certain securities being registered.

5.2	**	Opinion of Simpson Thacher & Bartlett LLP with respect to English law matters as to the legality of certain securities being registered.

23.1	**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.1 and 5.2).

23.2	**	Consent of Deloitte & Touche LLP.

24.1	**	Power of Attorney (included in the signature pages of this Registration Statement).

25.1	**	Statement of Eligibility on Form T-1 to act as trustee under the Indenture.

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the 6th day of August, 2019.

GATES INDUSTRIAL CORPORATION PLC

By:	/s/ Ivo Jurek
Name: Ivo Jurek
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Ivo Jurek, David H. Naemura and Jamey S. Seely, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts,

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 6th day of August, 2019.

Signature	Title

/s/ Ivo Jurek Ivo Jurek	Chief Executive Officer and Director (principal executive officer)

/s/ David H. Naemura David H. Naemura	Chief Financial Officer (principal financial officer) and Gates’ authorized representative in the United States

/s/ David M. Wisniewski David M. Wisniewski	Chief Accounting Officer (principal accounting officer)

/s/ David L. Calhoun David L. Calhoun	Director

/s/ James W. Ireland, III James W. Ireland, III	Director

/s/ Julia C. Kahr Julia C. Kahr	Director

/s/ Terry Klebe Terry Klebe	Director

Signature	Title

/s/ Stephanie K. Mains Stephanie K. Mains	Director

/s/ Neil P. Simpkins Neil P. Simpkins	Director